UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 13, 2008 (May 8, 2008)

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.    Other Events.

Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of stockholders was held on May 8, 2008. The matters voted on and the results of the vote were as follows:

(a)	John T. Cahill, Jill K. Conway, Ian M. Cook, Ellen M. Hancock, David W. Johnson, Richard J. Kogan, Delano E. Lewis, Reuben Mark, J. Pedro Reinhard and Stephen I. Sadove were elected directors of the Company. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions

John T. Cahill	458,540,909	2,297,979	4,797,573
Jill K. Conway	451,816,026	8,693,354	5,127,081
Ian M. Cook	454,739,284	6,170,352	4,726,825
Ellen M. Hancock	451,716,253	8,230,412	5,689,796
David W. Johnson	451,981,153	8,407,014	5,248,294
Richard J. Kogan	451,398,445	8,984,732	5,253,284
Delano E. Lewis	456,799,051	3,935,817	4,901,593
Reuben Mark	453,028,152	7,839,033	4,769,276
J. Pedro Reinhard	457,742,192	3,117,734	4,776,535
Stephen I. Sadove	455,631,815	5,184,547	4,820,099

(b)	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008 was approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
456,324,213	4,545,273	4,766,975

(c)	The amendment of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1,000,000,000 to 2,000,000,000 was approved and adopted. The results of the vote of the Company’s outstanding shares of Common Stock and Series B Convertible Preference Stock, voting together, were as follows:

Votes For	Votes Against	Abstentions
388,796,941	71,610,625	5,228,895

The results of the vote of the Company’s outstanding shares of Common Stock, voting separately as a class, were as follows:

Votes For	Votes Against	Abstentions
366,229,666	70,764,871	5,111,164

For information regarding the vote required for the approval of the matters voted on at the annual meeting, please see the Company’s 2008 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: May 13, 2008	By: /s/ Andrew D. Hendry
	Name:	Andrew D. Hendry
	Title:	Senior Vice President, General Counsel
and Secretary